Exhibit 8.1
Significant Subsidiaries of DryShips Inc.

Ship-owning Companies with Vessels in Operation		Country of Organization

1.	Malvina Shipping Company Limited	Malta
2.	Samsara Shipping Company Limited	Malta
3.	Borsari Shipping Company Limited	Malta
4.	Fabiana Navigation Company Limited	Malta
5.	Karmen Shipping Company Limited	Malta
6.	Thelma Shipping Company Limited	Malta
7.	Celine Shipping Company Limited	Malta
8.	Tempo Marine Co.	Marshall Islands
9.	Star Record Owning Company Limited	Marshall Islands
10.	Argo Owning Company Limited	Marshall Islands
11.	Rea Owning Company Limited	Marshall Islands
12.	Dione Owning Company Limited	Marshall Islands
13.	Phoebe Owning Company Limited	Marshall Islands
14.	Uranus Owning Company Limited	Marshall Islands
15.	Selene Owning Company Limited	Marshall Islands
16.	Tethys Owning Company Limited	Marshall Islands
17.	Ioli Owning Company Limited	Marshall Islands
18.	Iason Owning Company Limited	Marshall Islands
19.	Team up Owning Company Limited	Marshall Islands
20.	Iokasti Owning Company Limited	Marshall Islands
21.	Boone Star Owners Inc.	Marshall Islands
22.	Norwalk Star Owners Inc.	Marshall Islands
23.	Dalian Star Owners Inc.	Marshall Islands
24.	Aegean Traders Inc.	Marshall Islands
25.	Cretan Traders Inc.	Marshall Islands
26.	Roscoe Marine Ltd.	Marshall Islands
27.	Ialysos Owning Company Limited	Marshall Islands
28.	Pergamos Owning Company Limited	Marshall Islands
29.	Amathus Owning Company Limited	Marshall Islands
30.	Olympian Zeus Owners Inc.	Marshall Islands
31.	Olympian Apollo Owners Inc.	Marshall Islands
32.	Olympian Hera Owners Inc.	Marshall Islands

Ship-owning Companies with Vessels in Operation		Country of Organization

33.	Olympian Poseidon Owners Inc.	Marshall Islands
34.	Olympian Demeter Owners Inc.	Marshall Islands
35.	Oceanenergy Owners Limited	Marshall Islands
36.	Oceantrade Owners Limited	Marshall Islands
37.	Oceanwave Owners Limited	Marshall Islands
38.	Oceanrunner Owners Limited	Marshall Islands
39.	Oceanfire Owners Inc.	Marshall Islands
40.	Olympian Athena Owners Inc.	Marshall Islands
41.	Olympian Dionysus Owners Inc.	Marshall Islands
42.	Olympian Artemis Owners Inc.	Marshall Islands
43.	Olympian Ares Owners Inc.	Marshall Islands
44.	Olympian Aphrodite Owners Inc.	Marshall Islands
45.	Oceanview Owners Limited	Liberia
Ship-buying Companies of Vessels under Construction		Country of Organization
46.	Symi Owners Inc.	Marshall Islands
47.	Kalymnos Owners Inc.	Marshall Islands
48.	Echo Owning Company Limited	Marshall Islands
49.	Caerus Owning Company Limited	Marshall Islands
50.	Litae Owning Company Limited	Marshall Islands
51.	Tyche Owning Company Limited	Marshall Islands
52.	Oceansurf Owners Limited	Liberia
53.	Oceancentury Owners Limited	Liberia
54.	Amazon Owning Company Limited	Marshall Islands
55.	Pacifai Owning Company Limited	Marshall Islands
Ship-owning Companies with Vessels Lost, Sold or Canceled		Country of Organization
56.	Monteagle Shipping SA	Marshall Islands
57.	IktinosOwningCompanyLimited	Marshall Islands
58.	Kallikrates Owning Company Limited	Marshall Islands
59.	Faedon Shareholders Limited	Marshall Islands
60.	Lansat Shipping Company Limited	Malta
61.	Thassos Traders Inc	Marshall Islands
62.	Milos Traders Inc.	Marshall Islands
63.	Sifnos Traders Inc.	Marshall Islands

Ship-owning Companies with Vessels in Operation		Country of Organization

64.	Tinos Traders Inc .	Marshall Islands
65.	Annapolis Shipping Company .	Malta
66.	Tolan Shipping Company Limited.	Malta
67.	Felicia Navigation Company Limited.	Malta
68.	Zatac Shipping Company Limited	Malta
69.	Atlas Owning Company Limited	Marshall Islands
70.	Maternal Owning Company Limited)	Marshall Islands
71.	Royerton Shipping Company Limited	Malta
72.	Lancat Shipping Company Limited	Malta
73.	Paternal Owning Company Limited	Marshall Islands
74.	Fago Shipping Company Limited	Malta
75.	Hydrogen Shipping Company Limited	Malta
76.	Madras Shipping Company Limited	Malta
77.	Seaventure Shipping Limited	Marshall Islands
78.	Classical Owning Company Limited	Marshall Islands
79.	Oxygen Shipping Company Limited	Malta
80.	Human Owning Company Limited	Marshall Islands
81.	Helium Shipping Company Limited	Malta
82.	Blueberry Shipping Company Limited	Malta
83.	Platan Shipping Company Limited	Malta
84.	Silicon Shipping Company Limited	Malta
85.	Callicles Challenge Inc.	Marshall Islands
86.	Antiphon Challenge Inc.	Marshall Islands
87.	Cratylus Challenge Inc.	Marshall Islands
88.	Protagoras Challenge Inc.	Marshall Islands
89.	Lycophron Challenge Inc.	Marshall Islands
90.	Thrasymachus Challenge Inc.	Marshall Islands
91.	Hippias Challenge Inc.	Marshall Islands
92.	Prodicus Challenge Inc.	Marshall Islands
93.	Gorgias Challenge Inc.	Marshall Islands
94.	Kerkyra Traders Inc.	Marshall Islands
95.	Arleta Navigation Company Limited	Malta
96.	Iguana Shipping Company Limited	Malta

Ship-owning Companies with Vessels in Operation		Country of Organization

97.	Lotis Traders Inc.	Marshall Islands
98.	Mandarin Shareholdings Limited	Marshall Islands
99.	Mensa Shareholdings Limited	Marshall Islands
100.	Belulu Shareholders Limited	Marshall Islands
101.	Oceanship Owners Limited	Marshall Islands
102.	Oceanwealth Owners Limited	Marshall Islands
103.	Oceanventure Owners Limited	Marshall Islands
104.	Oceanresources Owners Limited	Marshall Islands
105.	Oceanstrength Owners Limited	Marshall Islands
106.	Oceanprime Owners Limited	Marshall Islands
107.	Oceanclarity Owners Limited	Marshall Islands
108.	Oceanfighter Owners Inc.	Marshall Islands
109.	Ocean Faith Owners Inc.	Marshall Islands
110.	Ocean Blue Spirit Owners Inc.	Marshall Islands
111.	Kifissia Star Owners Inc.	Marshall Islands
112.	Selma Shipping Company Limited	Malta
113.	Farat Shipping Company Limited	Malta
114.	Onil Shipping Company Limited	Malta
115.	Gaia Owning Company Limited	Marshall Islands
116.	Kronos Owning Company Limited	Marshall Islands
117.	Trojan Maritime Co.	Marshall Islands
118.	Orpheus Owning Company Limited	Marshall Islands
119.	NT LLC Investors Ltd.	Marshall Islands
120.	Ionian Traders Inc.	Marshall Islands
121.	Oceanprime Owners Limited	Marshall Islands
122.	Olympian Hephaestus Owners Inc.	Marshall Islands
123.	Olympian Hermes Owners Inc.	Marshall Islands
Subsidiaries of Ocean Rig UDW Inc.		Country of Organization
124.	Ocean Rig UDW Inc (formerly Primelead Shareholders Inc)	Marshall Islands
125.	Ocean Rig AS	Norway
126.	Ocean Rig UK Ltd	United Kingdom
127.	Ocean Rig Ltd	United Kingdom

Ship-owning Companies with Vessels in Operation		Country of Organization

128.	Ocean Rig Ghana Ltd	Ghana
129.	Ocean Rig Canada Inc.	Canada
130.	Ocean Rig North Sea AS	Norway
131.	Ocean Rig 1 Shareholders Inc.	Marshall Islands
132.	Ocean Rig 2 Shareholders Inc.	Marshall Islands
133.	Drill Rigs Holdings Inc.	Marshall Islands
134.	Drillships Investment Inc.	Marshall Islands
135.	Drillships Holdings Inc.	Marshall Islands
136.	Kithira Shareholders Inc.	Marshall Islands
137.	Skopelos Shareholders Inc.	Marshall Islands
138.	Drillship Hydra Shareholders Inc.	Marshall Islands
139.	Drillship Paros Shareholders Inc.	Marshall Islands
140.	Ocean Rig Operations Inc.	Marshall Islands
141.	Primelead Limited	Cyprus
142.	Ocean Rig Black Sea Operations BV	The Netherlands
143.	Ocean Rig Drilling Operations Cooperatief U.A	The Netherlands
144.	Ocean Rig Black Sea Cooperatief U.A	The Netherlands
145.	Ocean Rig Deep Water Drilling Ltd.	Nigeria
146.	Ocean Rig Drilling Operations B.V.	Netherlands
147.	Ocean Rig 1 Inc.	Marshall Islands
148.	Ocean Rig 2 Inc.	Marshall Islands
149.	Drillship Hydra Owners Inc	Marshall Islands
150.	Drillship Paros Owners Inc.	Marshall Islands
151.	Drillship Kithira Owners Inc.	Marshall Islands
152.	Drillship Skopelos Owners Inc.	Marshall Islands
153.	Algarve Finance Ltd.	Marshall Islands
154.	Alley Finance Ltd.	Marshall Islands
155.	Drillship Skiathos Shareholders Inc.	Marshall Islands
156.	Drillship Skyros Shareholders Inc.	Marshall Islands
157.	Drillship Kythnos Shareholders Inc.	Marshall Islands
158.	Drillship Skiathos Owners Inc.	Marshall Islands
159.	Drillship Skyros Owners Inc.	Marshall Islands
160.	Drillship Kythnos Owners Inc.	Marshall Islands

Ship-owning Companies with Vessels in Operation		Country of Organization

161.	Ocean Rig 1 Greenland Operations Inc.	Marshall Islands
162.	Ocean Rig Corcovado Greenland Operations Inc.	Marshall Islands
163.	Ocean Rig Olympia Ghana Operations Limited	Ghana
164.	Ocean Rig Poseidon Operations Inc. (formerly Tanzania Operations Inc.)	Marshall Islands
165.	Ocean Rig Do Brasil Serviços De Petroleo Ltda.	Brazil
166.	Ocean Rig Falkland Operations Inc.	Marshall Islands
167.	Drill Rigs Operations Inc.	Marshall Islands
168.	Ocean Rig Olympia Brasil Operations Cooperatief UA	The Netherlands
169.	Ocean Rig Olympia Brasil Operations B.V.	The Netherlands
170.	Drillships Holdings Operations Inc.	Marshall Islands
171.	Drillships Investment Operations Inc.	Marshall Islands
172.	Ocean Rig Rio de Janeiro Serviços de Petroleo Ltda.	Brazil
173.	Ocean Rig Drilling Do Brasil Serviços de Petroleo Ltda.	Brazil
174.	Ocean Rig Offshore Management Ltd.	Jersey
175.	Ocean Rig Brasil Cooperatief UA	The Netherlands
176.	Ocean Rig Brasil B.V.	The Netherlands
177.	Ocean Rig Angola Operations Inc.	Marshall Islands
178.	Ocean Rig EG Operations Inc.	Marshall Islands
179.	Ocean Rig Norway Operations Inc.	Marshall Islands
180.	Ocean Rig UDW LLC	Delaware
181.	Ocean Rig Global Chartering Inc.	Marshall Islands
182.	Ocean Rig Namibia Operations Inc.	Marshall Islands
183.	Drillships Ocean Ventures Inc.	Marshall Islands
184.	Drillships Ocean Ventures Operations Inc.	Marshall Islands
185.	Ocean Rig Block 33 Brasil Cooperatief U.A.	Brazil
186.	Ocean Rig Block 33 Brasil BV	Brazil
187.	Ocean Rig Cuanza Operations Inc.	Marshall Islands
188.	Olympia Rig Angola Holding, SA	Angola
189.	Olympia Rig Angola, Limitada	Angola
190.	Ocean Rig Liberia Operations Inc.	Marshall Islands
191.	Ocean Rig West Africa Operations Inc.	Marshall Islands
192.	Drillship Alonissos Owners Inc.	Marshall Islands
193.	Drillship Alonissos Shareholders Inc.	Marshall Islands

Ship-owning Companies with Vessels in Operation		Country of Organization

194.	Eastern Med Consultants Inc.	Marshall Islands
195.	Ocean Rig Management Inc.	Marshall Islands
196.	Ocean Rig Cunene Operations Inc.	Marshall Islands
197.	Ocean Rig Cubango Operations Inc.	Marshall Islands
198.	Ocean Rig Gabon Operations Inc.	Marshall Islands
199.	Ocean Rig Ireland Operations Inc.	Marshall Islands

Other Companies		Country of Organization
200.	Wealth Management Inc.	Marshall Islands
201.	Pounta Traders Inc.	Marshall Islands
202.	Sunlight Shipholding One Inc.	Marshall Islands
203.	Ialysos Shareholders Limited	Marshall Islands
204.	DryShips Partners LP	Marshall Islands
205.	DRYS GP LLC	Marshall Islands
206.O	OceanFreight Inc.	Marshall Islands